UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2003

The Finish Line, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20184	35-1537210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3308 North Mitthoeffer Road, Indianapolis, Indiana	46235
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (317) 899-1022

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

The Company announced today that Alan Cohen, the Company’s President and CEO, David Klapper, the Company’s Executive Vice-President, and Larry Sablosky the Company’s Executive Vice-President, have each entered into seperate Sales Plans with a brokerage firm under SEC Rule 10b5-1 pursuant to which Mr. Cohen, Mr. Klapper and Mr. Sablosky will sell subject to a predetermined minimum price condition up to an aggregate of 300,000, 400,000 and 200,000 shares, respectively, of the Company’s Class A Common Stock during the term of the Sales Plans. Trading under the Sales Plans may occur from April 28, 2003 through and including September 30, 2003.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FINISH LINE, INC.

Date: April 29, 2003	By:	/s/ KEVIN S. WAMPLER
Senior Vice President – Chief Accounting Officer and Assistant Secretary